SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2015

WOLVERINE BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35034	27-39390161
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

5710 Eastman Avenue, Midland, Michigan	48640
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (989) 631-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On December 14, 2015, the Board of Directors of Wolverine Bancorp, Inc. (the “Company”) declared a special cash dividend on the Company’s common stock of $1.00 per share. The dividend will be payable to stockholders of record as of December 30, 2015 and is expected to be paid on or about January 8, 2016.

A copy of the press release dated December 16, 2015 giving details associated with the dividend is attached as Exhibit 99 to this report.

Item 8.01.     Other Events.

On December 14, 2015, the Board of Directors of the Company authorized the expansion of its stock repurchase program pursuant to which the Company intends to repurchase up to 5% of its issued and outstanding shares, or up to approximately 107,647 shares. The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. To date, the Company has repurchased 426,912 shares of its common stock.

A copy of the press release dated December 16, 2015 giving details associated with the stock repurchase is attached as Exhibit 99 to this report.

Item 9.01.      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.

(b)	Pro Forma Financial Information.	Not Applicable.

(c)	Shell Company Transactions.	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99	Press Release, dated December 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WOLVERINE BANCORP, INC.

DATE: December 16, 2015	By:	/s/ Rick A. Rosinski
Rick A. Rosinski
Chief Operating Officer